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                                                                     EXHIBIT 4.8

                                                                  EXECUTION COPY


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                 $150,000,000 15.5% Subordinated Notes due 2013

                      DOLLAR REGISTRATION RIGHTS AGREEMENT


                           Dated as of October 2, 2002

                                  by and among

                              MDP ACQUISITIONS PLC

                                       and

                             DEUTSCHE BANK AG LONDON

                                       and

                           MERRILL LYNCH INTERNATIONAL


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     This Dollar Registration Rights Agreement (this "AGREEMENT") is made and entered into as of October 2, 2002, by and among MDP Acquisitions plc, a public limited company incorporated under the laws of Ireland (the "COMPANY"), and Deutsche Bank AG London and Merrill Lynch International (each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Company's 15.5% Subordinated Notes due 2013 in aggregate principal amount of $150,000,000 (the "INITIAL NOTES") pursuant to the Purchase Agreement (as defined below).

     This Agreement is made pursuant to the Purchase Agreement, dated September 23, 2002 (the "PURCHASE AGREEMENT"), by and among the Company, MDCP Acquisitions Limited, a private limited company incorporated under the laws of Ireland (the "Parent") and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated October 2, 2002, among the Company, and Deutsche Bank Trust Company Americas, as Trustee, Registrar and Paying Agent (the "TRUSTEE") and Deutsche Bank Luxembourg S.A., as Paying Agent and Transfer Agent, relating to the Initial Notes and the Exchange Notes (as defined in Section 1 herein) (the "DOLLAR INDENTURE").

     The parties hereby agree as follows:

SECTION 1.  DEFINITIONS

     As used in this Agreement; the following capitalized terms shall have the following meanings:

     ACT: The Securities Act of 1933, as amended.

     AFFILIATE: As defined in Rule 144 of the Act.

     BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

     BUSINESS DAY: Any day except a Saturday, Sunday or other day in the City of New York on which banks are authorized or ordered to close.

     CLOSING DATE: The date hereof.

     COMMISSION: The Securities and Exchange Commission.

     CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of such Exchange Offer open for a period not less than the minimum period required pursuant to
Section 3(b) hereof and (c) the delivery by the Company to (i) the Dollar Book-entry Depositary (as defined in the Dollar Deposit and Custody Agreement) of the Exchange Notes (in

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the case of notes in bearer form) or (ii) the Registrar (as defined under the
Dollar Indenture) of the Exchange Notes to be registered (in the case of notes in definitive form), in each case in the same aggregate principal amount as the aggregate principal amount of Initial Notes tendered by the Holders thereof pursuant to the Exchange Offer.

     EFFECTIVENESS DEADLINE: As defined in Section 3(a) and 4(a) hereof.

     EURO EXCHANGE NOTES: Notes issued in exchange for the Company's 15.5% euro-denominated Subordinated Notes due 2013.

     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

     EXCHANGE NOTES: The Company's 15.5% Exchange Subordinated
Dollar-denominated Notes due 2013 to be issued pursuant to the Dollar Indenture:
(i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

     EXCHANGE OFFER: The offer by the Company to exchange an aggregate principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the then outstanding principal amount of Initial Notes that are tendered by the Holders in connection with such offer.

     EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

     FILING DEADLINE: As defined in Sections 3(a) and 4(a) hereof.

     HOLDER: As defined in Section 2 hereof.

     INDEMNIFIED HOLDER: As defined in Section 8(a) hereof.

     INDEMNIFIED PERSON: As defined in Section 8(c) hereof.

     INDEMNIFYING PERSON: As defined in Section 8(c) hereof.

     LIQUIDATED DAMAGES: As defined in Section 5 hereof.

     NOTES: Initial Notes and Exchange Notes.

     PERSON: An individual, partnership, limited liability company, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     PRIVATE EXCHANGE: As defined in Section 3(c) hereof.

     PRIVATE EXCHANGE NOTES: As defined in Section 3(c) hereof.

     PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

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     RECOMMENCEMENT DATE: As defined in Section 6(d) hereof.

     REGISTRATION DEFAULT: As defined in Section 5 hereof.

     REGISTRATION STATEMENT: Any registration statement of the Company relating to (a) an offering of any Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post effective amendments) and all exhibits and material incorporated by reference therein.

     RULE 144: Rule 144 promulgated under the Act.

     SHELF REGISTRATION STATEMENT: As defined in Section 4 hereof.

     SUSPENSION NOTICE: As defined in Section 6(d) hereof.

     TIA: The Trust Indenture Act of 1939, as amended.

     TRANSFER RESTRICTED SECURITIES: Each Note, until the earliest to occur of
(a) the date on which such Note is exchanged in an Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by an Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein) or (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

SECTION 2.  HOLDERS

     In this agreement, "HOLDER" means (i) for so long as the Notes are represented by Global Notes (as defined in the Dollar Indenture), the bearer thereof which shall initially be the Dollar Book-Entry Depositary (as defined in the Dollar Deposit and Custody Agreement) and (ii) in the event that Definitive Notes (as defined in the Dollar Indenture) are issued, the Person in whose name a Note is registered on the Registrar's books.

SECTION 3.  REGISTERED EXCHANGE OFFER

     (a) Unless the Exchange Offer shall not be permitted by applicable federal law or policy of the Commission (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall use all commercially reasonable efforts to (i) cause the Exchange Offer Registration Statement to be filed with the Commission on or prior to the date that is 90 days after the Closing Date (such 90th day being the "FILING DEADLINE"), (ii) cause such Exchange Offer Registration Statement to become effective on or prior to the date that is 180 days after the Closing Date (such 180th day being the "EFFECTIVENESS DEADLINE"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant

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to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, use all commercially reasonable efforts to commence and Consummate the Exchange Offer within 30 days. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Initial Notes that are Transfer Restricted Securities and to permit resales of Exchange Notes by any Broker-Dealer that tendered into the Exchange Offer for Initial Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

     (b) The Company shall use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer, PROVIDED, HOWEVER, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes and the Euro Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company shall use all commercially reasonable efforts to cause the Exchange Offer to be Consummated on or prior to the date that is 30 Business Days after the Exchange Offer Registration Statement has become effective, or longer, if required by the federal securities laws.

     (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that (i) any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer, however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer and (ii) the Prospectus contained in the Exchange Offer Registration Statement may be used to satisfy such prospectus delivery requirement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

            To the extent necessary to ensure that the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company agrees, in the event either of them receives notice from a Broker-Dealer within 20 Business Days of the Consummation of the Exchange Offer that such Broker-Dealer holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making

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or similar activities, to use all commercially reasonable efforts to keep the
Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the day on which the Exchange Offer is Consummated, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company shall promptly provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers promptly upon request, and in no event later than two Business Days after such request, at any time during such period.

            If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Initial Notes acquired by them and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, the Company, upon the written request of the Initial Purchasers simultaneously with the delivery of the Exchange Notes in the Exchange Offer, shall issue and deliver to the Initial Purchasers in exchange (the "PRIVATE EXCHANGE") for such Initial Notes held by the Initial Purchasers a like principal amount of Notes of the Company, that are substantially identical in all material respects to the Exchange Notes (the "PRIVATE EXCHANGE NOTES") (and which are issued pursuant to the same indenture as the Exchange Notes) except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall bear the same CUSIP number, if any, ISIN number and Common Code as the Exchange Notes to the extent permitted by the CUSIP Service Bureau of Standard & Poor's and other applicable organizations.

            Interest on the Exchange Notes and the Private Exchange Notes will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or if no interest has been paid on the Securities from the Issue Date.

            In connection with the Exchange Offer, the Company shall:

            (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (2) utilize the services of a depositary for the Exchange Offer with an address in London, England, which may be either the Trustee or an affiliate of the Trustee;

            (3) permit Holders to withdraw tendered Notes at any time prior to the close of business, London time, on the last business day on which the Exchange Offer shall remain open; and

            (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

            As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall:

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            (1)   accept for exchange all Initial Notes tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

            (2) deliver to the Trustee or Authenticating Agent (as defined in the Dollar Indenture) for cancellation all Initial Notes so accepted for exchange; and

            (3) cause each Trustee promptly to authenticate and deliver to each Holder of the Initial Notes, Exchange Notes or Private Exchange Notes, as the case may be, in global form in aggregate principal amount equal to the respective Initial Notes so accepted for exchange, as further set forth in the Dollar Indenture.

            The Exchange Notes and the Private Exchange Notes may be issued under (i) the Dollar Indenture or (ii) indenture substantially identical in all material respects to the Dollar Indenture which in either event shall provide that (1) the Exchange Notes shall not be subject to the transfer restrictions set forth in the Dollar Indenture and (2) the Private Exchange Notes shall be subject to the transfer restrictions set forth in the Dollar Indenture. The Dollar Indenture or such indenture substantially identical in all material respects to the Dollar Indenture shall provide that the Exchange Notes, Private Exchange Securities and Initial Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, Private Exchange Securities or Securities will have the right to vote or consent as a separate class on any matter.

SECTION 4.  SHELF REGISTRATION

     (a) SHELF REGISTRATION. If (i) the Exchange Offer is not permitted by applicable law or policy of the Commission (after the Company has complied with the procedures set forth in Section 6(a)(i) below) or (ii) any Holder of Transfer Restricted Securities shall notify the Company in writing within 20 Business Days following the Consummation of the Exchange Offer that (A) upon advice of counsel such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or any of its Affiliates, then the Company shall:

     (x) use all commercially reasonable efforts to cause to be filed, on or prior to 60 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (such earlier date, the "FILING DEADLINE"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities of Holders which shall have provided the information required pursuant to
Section 4(b) hereof, provided, however, that nothing in this section 4(a)(x) shall require filing of a Shelf Registration Statement prior to the Filing Deadline for an Exchange Offer Registration Statement; and

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     (y) use all commercially reasonable efforts to cause such Shelf
Registration Statement to become effective on or prior to 120 days after the Filing Deadline (such 120th day the "EFFECTIVENESS DEADLINE").

            If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law or policy of the Commission (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; PROVIDED that, in such event, the Company shall remain obligated to meet the Effectiveness Deadline set forth in clause
(y).

            The Company shall use all commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) (and the other Securities required to be registered therein pursuant to Section 6(b) hereof) and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

     (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to
Section 5 hereof unless and until such Holder shall have provided all such information (it being understood that Liquidated Damages shall cease to accrue for the benefit of any Holder who fails to provide such information). Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. The Company shall not be obligated to supplement such Shelf Registration Statement after it has been declared effective by the Commission more than four times per quarterly period to reflect additional Holders.

SECTION 5.  LIQUIDATED DAMAGES

     If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Exchange Offer Registration Statement is first declared effective by the Commission or (iv)

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subject to Section 6(c)(i), any Registration Statement required by this
Agreement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded immediately within 5 Business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), then, subject to Section 4(b), the Company hereby agrees to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages ("LIQUIDATED DAMAGES"), with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to a per annum rate of 0.25% on the principal amount of Transfer Restricted Securities held by such Holder. The amount of Liquidated Damages described in the preceding sentence shall increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of 1.00% PER ANNUM on the principal amount of Notes constituting Transfer Restricted Securities; PROVIDED that the Company shall in no event be required to pay Liquidated Damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Liquidated Damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

     All accrued Liquidated Damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Dollar Indenture, on each Interest Payment Date, as more fully set forth in the Dollar Indenture and the Notes. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.  REGISTRATION PROCEDURES

     (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company shall (x) comply with all applicable provisions of
Section 6(c) below, (y) use all commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Notes by any Broker-Dealer that tendered in the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

            (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in

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     the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company hereby agrees to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

            (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. Each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes hereby acknowledges and agrees that, if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5,
     1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13,1988), as interpreted in the Commission's letter to SHEARMAN & STERLING dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by
     Item 507 or 508, as applicable, of Regulation S-K.

            (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991) as interpreted in the Commission's letter to SHEARMAN & STERLING dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is

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     acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

     (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 6(c) below and shall use all commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

     (c) GENERAL PROVISIONS. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

            (i) use all commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (in light of the circumstances in which they were made) not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use all commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of facts surrounding any proposed or pending material corporate transaction or other material development involving the Company, the Company may allow the Shelf Registration to fail to be effective or the Prospectus contained therein to be unusable as a result of such nondisclosure for up to 60 days in any year during the two-year period of effectiveness required by Section 4 hereof and provided that a Registration Default would not occur during such period.

            (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the

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                                                                              11

     disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

            (iii) with respect to a Shelf Registration Statement, advise the selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes of the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

            (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, is the light of the circumstances under which they were made, not misleading;

            (v) furnish to the Initial Purchasers and with respect to a Shelf Registration Statement, each selling Holder named in any Registration Statement or Prospectus in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such

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                                                                              12

     Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Securities covered by such Registration Statement in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

            (vi) with respect to a Shelf Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders, upon the reasonable request of such selling Holders, in connection with such sale, if any, and make the Company's representatives available to discuss customary due diligence matters;

            (vii) with respect to a Shelf Registration Statement, subject to appropriate confidentiality agreements being entered into, make available at reasonable times for inspection by the selling Holders participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders, all financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such selling Holder, attorney or accountant in connection with such Registration Statement or any post effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

            (viii) with respect to a Shelf Registration Statement, if requested by any selling Holders in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be Included in such Prospectus supplement or post-effective amendment;

            (ix) with respect to a Shelf Registration Statement, furnish to each selling Holder in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

            (x) with respect to a Shelf Registration Statement, deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

            (xi) with respect to a Shelf Registration Statement, upon the request of Holders who collectively hold an aggregate principal amount of Notes in excess of 20% of the amount of outstanding Transfer Restricted Securities (the "Requesting Holders"), enter into an underwriting agreement on customary terms and make such representations and warranties and take all such other actions in connection therewith as may be reasonable and customary in underwritten offerings in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by the Requesting Holders in connection with any sale or resale pursuant to any applicable Shelf Registration Statement; provided, however, that the Company shall not be obligated to enter into any such underwriting agreement on more than four occasions. In such connection, the Company shall:

                    (A) upon the reasonable request of the Requesting Holder, furnish (or in the case of paragraph (2) below, use all commercially reasonable efforts to cause to be furnished) to each Requesting Holder, upon the effectiveness of the Shelf Registration Statement:

                          (1) a certificate, dated such date, signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters, to the extent applicable, set forth in paragraphs (a) and (b) of Section 6 of the Purchase Agreement and such other similar matters as such Holders may reasonably request; and

                          (2) a customary comfort letter or letters, dated the date of effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 6(f) of the Purchase Agreement; and

                    (B) deliver such other documents and certificates as may be reasonably requested by the Requesting Holders to evidence compliance with clause (A) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause (xi);

            (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to register or qualify as a foreign corporation where such Issuer is not now so qualified or to take any action that would subject such Issuer to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where such Issuer is not now so subject;

            (xiii) issue, upon the request of any Holder of Initial Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder, such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Notes; in return, the Initial Notes held by such Holder shall be surrendered to the Company for cancellation;

            (xiv) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities which are in a form eligible for deposit;

            (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Dollar Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit;

            (xvi) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to their security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

            (xvii) unless the rating in effect for the Initial Notes is equally applicable and in effect for the Exchange Notes and the Transfer Restricted Securities, use its best efforts to cause the Transfer Restricted Securities covered by a Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies;

            (xviii) make an application to list the Exchange Notes on the Luxembourg Stock Exchange and to use its best efforts to have the Exchange Notes admitted to trading on the Luxembourg Stock Exchange as promptly as practicable and thereafter maintain such listing;

            (xix) cause the Dollar Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee to effect such changes to the Dollar Indenture as may be required for such Dollar Indenture to be so qualified in accordance with the terms of the TIA; and execute and use all commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Dollar Indenture to be so qualified in a timely manner; and

            (xx) provide promptly to each Holder, upon written request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

     (d) RESTRICTIONS ON SELLING HOLDERS. With respect to a shelf registration statement, each selling Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(i) or Section 6(c)(iii)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 7.  REGISTRATION EXPENSES

     (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any comfort letters required by or incident to such performance); and (vii) rating agency fees, if any, and any fees associated with making the Exchange Securities eligible for trading through Euroclear and Clearstream.

            The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expenses of any Person retained by the Company.

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                                                                              16

     (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Simpson Thacher & Bartlett, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.  INDEMNIFICATION

     (a) The Company agrees to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls any Holder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (any of the persons referred do in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER") from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by such Holder expressly for use therein.

     (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person who controls the Company within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with reference to information relating to such Indemnified Holder furnished in writing to the Company by such Indemnified Holder expressly for use in any Registration Statement or any amendment or supplement thereto.

     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) hereof, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Indemnified Holders shall be designated in writing by a majority of the Indemnified Holders and any such separate firm for the Company, its directors, its officers and such control persons shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in Section 8(a) or 8(b) is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Holder on the other hand from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Indemnified Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Indemnified Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Holders or the Company were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a

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                                                                              18

result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Holder or its related Indemnified Holders be required to contribute any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities PLUS (B) the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 8(d) are several in proportion to the respective principal amount of the Transfer Restricted Securities held by each Holder hereunder and not joint.

            The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 9.  RULE 144A AND OTHER INFORMATION

            The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available within a reasonable period of time to the Initial Purchasers and, upon written request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A and (ii) is subject to
Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. UNDERWRITTEN REGISTRATIONS

            If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering and shall be reasonably acceptable to the Company.

            No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

SECTION 11. MISCELLANEOUS

     (a) REMEDIES. The Company acknowledges and agrees that any failure by the Company to comply with obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 3 and 4 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) NO INCONSISTENT AGREEMENTS. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

     (d) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

     (e) ACKNOWLEDGEMENT. It is hereby agreed and acknowledged by the Company that the Exchange Notes to be issued pursuant to this agreement represent the same debt already in existence in respect of the Initial Notes.

     (f) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

            (i) if to a Holder, at the address set forth on the records of the Registrar under the Dollar Indenture, with a copy to the Registrar under the Dollar Indenture; and

            (ii)    if to the Company:

            MDP Acquisitions plc
            Arthur Cox Building
            Earlsfort Centre
            Earlsfort Terrace
            Dublin 2
            Ireland

            Attention: Bradwell Limited

            With a copy to;

            Kirkland & Ellis
            200 East Randolph Drive
            Chicago, Illinois 60601
            Telecopier No.: (312) 861-2200
            Attention: Dennis Myers

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telescoped; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Dollar Indenture.

     Upon the date of filing of the Exchange Offer or a Shelf Registration Statement, as the case may be, notice shall be delivered to the Initial Purchasers in the form attached hereto as Exhibit A.

     (g) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Dollar Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

     (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (k) SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE; WAIVER. To the fullest extent permitted by applicable law, the Company irrevocably submits to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement, and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designate and appoint National Registered Agents, Inc. (the "AUTHORIZED AGENT"), for the later of a period of ten years or until such time as no Notes are outstanding as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has separately notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Company arising out of or based on this Agreement or the transactions contemplated hereby may also be instituted by any of the Initial Purchasers, their respective officers and employees or any person who controls any of the Initial Purchasers within the meaning of the Securities Act in any competent court in Ireland, and the Company expressly accepts the jurisdiction of any such court in any such action.

            The Company irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby.

            The provisions of this Section 11(j) are intended to be effective upon the execution of this Agreement without any further action by the Company or the Initial Purchasers and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

     (l) CURRENCY INDEMNITY The Company shall indemnify each Indemnified Holder against any loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a currency (the "JUDGMENT CURRENCY") other than dollar and as a result of any variation as between (i) the rate of exchange at which the dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York, New York at which such Indemnified Holder on the date of payment of such judgment or order is able to purchase dollar with the amount of the Judgment Currency actually received by such Indemnified Holder. If the dollar so purchased are greater than the amount originally due to such Indemnified Holder hereunder, such Indemnified Holder agrees to pay to the Company an amount equal to the excess of the dollar so purchased over the amount originally due to such Indemnified Holder hereunder. The foregoing shall constitute a separate and independent obligation of the Company and the Indemnified Holders, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, dollar.

     (m) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (n) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                MDP ACQUISITIONS PLC


                                BY:   /s/ Thomas S. Souleles
                                      -----------------------------
                                      Name:  THOMAS S. SOULELES
                                      Title: DIRECTOR

DEUTSCHE BANK AG LONDON
MERRILL LYNCH INTERNATIONAL


BY:  DEUTSCHE BANK AG LONDON


BY:    /s/ D.A. Wood       /s/ Paul Cahalan
       ---------------------------------------
       Name:
       Title:


BY:  MERRILL LYNCH INTERNATIONAL


BY:
       ---------------------------------------
       Name:
       Title:

DEUTSCHE BANK AG LONDON
MERRILL LYNCH INTERNATIONAL


BY:  DEUTSCHE BANK AG LONDON


BY:
       ---------------------------------------
       Name:
       Title:


BY:  MERRILL LYNCH INTERNATIONAL


BY:    /s/ Frits Prakke
       ---------------------------------------
       Name:  FRITS PRAKKE
       Title: DIRECTOR

EXHIBIT A

                               NOTICE OF FILING OF
                      EXCHANGE OFFER REGISTRATION STATEMENT

To:   Deutsche Bank AG London
      Winchester House
      1 Great Winchester Street
      London EC2N 2DB
      Attn: [_______________]
      Fax: [________________]

From: MDP Acquisitions plc
      Arthur Cox Building
      Earlsfort Centre
      Earlsfort Terrace
      Dublin 2
      Ireland
      Attn: Bradwell Limited
      Fax: 353-1-618 0618
Re:   15.5% Subordinated Notes Due 2013

Date: ___________, 200_

      For your information only (NO ACTION REQUIRED):

            Today, _____________, 200_, we filed [an Exchange Registration Statement] [a Shelf Registration Statement] with the Securities and Exchange Commission.